UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024 (March 1, 2023)

Cardiff Lexington Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

844 628-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, Steven Healy resigned from his position as Chief Financial Officer of Cardiff Lexington Corporation (the “Company”). Mr. Healy’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On March 1, 2023, the Board of Directors of the Company appointed Zia Choe to serve as Interim Chief Financial Officer of the Company.

On January 2, 2024, Ms. Choe resigned as Interim Chief Financial Officer and the Board of Directors of the Company appointed Ms. Choe as Chief Accounting Officer of the Company. On the same date, the Board of Directors appointed Matthew T. Shafer as Chief Financial Officer.

Ms. Choe, age 42, founded STK Financial P.C., a California-licensed accounting firm, in June 2021. As a managing partner, Ms. Choe has provided financial attestation, managerial consulting, preparation of 10-Ks and 10-Qs and other high level accounting and financial services to privately and publicly held companies in the U.S. and internationally. Prior to her appointment as Interim Chief Financial Officer, Ms. Choe served as an outside accountant for the Company from March 2017 to March 2023. Prior to her founding of STK Financial P.C., she was an audit team leader in the accounting and audit division at JNK Accountancy Group, LLP from September 2014 until June 2021, where she was in charge of financial attestation and due diligence projects for acquisition deals in various industries for seven years. Ms. Choe also had seven years of operational experience in accounting, sales and marketing at Hyundai Mobis Parts America, LLC, a subsidiary of Hyundai Motors, from March 2006 to March 2013. Ms. Choe received a B.S. in Hospitality Management at Florida International University, and she also has higher education in accounting at Ajou University Graduate School in South Korea.

Mr. Shafer, age 53, has over 25 years of experience as a finance professional in roles including executive leadership, public accounting and auditing at both privately owned and publicly traded companies on major U.S. stock exchanges. Most recently, since March 2023 he served as strategic executive engagement consultant and advisor for the Chief Financial Officer and Chief Accounting Officer capacities during rapid growth, change and transitions at Proterra, a publicly traded manufacturer of electric vehicles and provider of related Sass services. Prior to that, he served as a transformational high growth Vice President of Finance at Aspire Technology Partners, a privately owned technology provider delivering custom digital infrastructures, SaaS solutions and professional services, from May 2022 to February 2023. From October 2021 to April 2022, he served as a strategic Chief Financial Officer of Tatum, an interim executive consultancy practice of Randstad USA, and from September 2016 to September 2021, the held the positions of Senior Vice President, Chief Financial Officer and Treasurer of Ocean Power Technologies, Inc., a publicly traded green technology company providing cost-effective renewable ocean energy solutions. Earlier in his career, Mr. Shafer held senior finance positions at numerous privately owned and publicly traded companies, including, among others, Business Unit Chief Financial Officer – for the Dentistry (OraPharma) division at Bauch Health Companies, a global publicly traded pharmaceutical company, and numerous executive level positions at Johnson Controls International plc (formerly Tyco International), a large publicly traded multinational manufacturing company. Mr. Shafer is a certified public accountant with a foundation in Big Four public accounting, beginning his career at Arthur Andersen LLP. He received his Bachelor of Science degree in accounting from W. Paul Stillman School of Business at Seton Hall University and has an MBA in finance from The Rutgers Business School at Rutgers University.

Ms. Choe and Mr. Shafer were appointed to serve until their successors are duly elected and qualified. There are no family relationships among Ms. Choe or Mr. Shafer and the Company’s existing directors and officers. There are no arrangements or understandings between Ms. Choe or Mr. Shafer and any other persons pursuant to which they were selected. There has been no transaction, nor is there any currently proposed transaction, between Ms. Choe or Mr. Shafer and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On January 2, 2024, the Company entered into an employment agreement with Ms. Choe setting forth the terms of her employment as Chief Accounting Officer. Pursuant to the employment agreement, Ms. Choe is entitled to an annual base salary of $210,000 and a signing bonus of 2,500 shares of the Company’s series I preferred stock. She is also eligible for an annual bonus and annual stock option grants. Ms. Choe is also eligible to participate in all employee benefit plans, including health insurance, commensurate with her position. The term of the employment agreement is for one (1) year with automatic extensions for additional successive one (1) year renewal terms unless terminated by either party no later than thirty (30) days prior to the renewal date. The employment agreement may be terminated immediately by the Company with or without cause (as such term is defined in the employment agreement) or in the event of Ms. Choe’s death or disability, and may be terminated immediately by Ms. Choe upon her voluntary resignation or other voluntary termination of employment. In the event of termination by the Company without cause, Ms. Choe is entitled to the compensation and benefits described above for a period of one (1) month following termination. In the event of termination by Ms. Choe for good reason (as defined in the employment agreement) or because Ms. Choe cannot perform her services as result of physical or mental incapacitation, she will be eligible to receive three (3) months of base salary and medical and dental benefits under the Company’s medical and dental plans then in effect. Ms. Choe is not entitled to receive any additional compensation upon termination by the Company for cause or upon a voluntary termination by Ms. Choe. The employment agreement also contains customary confidentiality provisions and restrictive covenants prohibiting Ms. Choe from owning or operating a business that competes with the Company or soliciting the Company’s employees during the term of her employment and for a period of twelve months following the termination of her employment.

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On January 2, 2024, the Company entered into an employment agreement with Mr. Shafer setting forth the terms of his employment as Chief Financial Officer. Pursuant to the employment agreement, Mr. Shafer is entitled to an annual base salary of $228,000 and a signing bonus of 5,000 shares of the Company’s series I preferred stock. He is also eligible for consideration for a one-time achievement bonus equal to 35% of base salary within sixty (60) days upon the Company uplisting to a national securities exchange. In addition, he is also eligible for an annual target bonus equal to 25% of base salary based on the achievement of certain performance goals and annual stock option grants. Mr. Shafer is also eligible to participate in all employee benefit plans, including health insurance, commensurate with his position. The term of the employment agreement is for one (1) year with automatic extensions for additional successive one (1) year renewal terms unless terminated by either party no later than thirty (30) days prior to the renewal date. The employment agreement may be terminated immediately by the Company with or without cause (as such term is defined in the employment agreement) or in the event of Mr. Shafer’s death or disability, and may be terminated immediately by Mr. Shafer upon his voluntary resignation or other voluntary termination of employment. In the event of termination by the Company without cause, Mr. Shafer is entitled to the compensation and benefits described above for a period of three (3) months following termination. In the event of termination by Mr. Shafer for good reason (as defined in the employment agreement) or because Mr. Shafer cannot perform his services as result of physical or mental incapacitation, he will be eligible to receive three (3) months of base salary and medical and dental benefits under the Company’s medical and dental plans then in effect. Mr. Shafer is not entitled to receive any additional compensation upon termination by the Company for cause or upon a voluntary termination by Mr. Shafer. The employment agreement also contains customary confidentiality provisions and restrictive covenants prohibiting Mr. Shafer from owning or operating a business that competes with the Company or soliciting the Company’s employees during the term of his employment and for a period of twelve months following the termination of his employment.

Item 8.01	Other Events.

On January 3, 2024, the Company issued a press release announcing the appointment of Mr. Shafer as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

On January 4, 2024, the Company issued a press release announcing the appointment of Ms. Choe as Chief Accounting Officer. A copy of the press release is furnished as Exhibit 99.2 to this report.

The information furnished with this Item 8.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued on January 3, 2024
99.2	Press Release issued on January 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2024	CARDIFF LEXINGTON CORPORATION

/s/ Alex Cunningham
Name: Alex Cunningham
Title: Chief Executive Officer

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